Exhibit 23.3

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

北京 Beijing • 上海 Shanghai • 深圳 Shenzhen • 香港 Hong Kong

www.hankunlaw.com

April 4, 2019

Baozun Inc.

Building B, No. 1268 Wanrong Road

Shanghai 200436

People’s Republic of China.

Dear Sir/Madam,

We consent to the references to our firm in the sections titled “Enforceability of Civil Liabilities” and “Legal Matters” in the registration statement of Baozun Inc. (the “Company”) on Form F-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 4, 2019, and all amendments or supplements thereto (the “Registration Statement”).  We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Han Kun Law Offices
Han Kun Law Offices